Exhibit 99.1
Energy Vault Reports First Quarter 2026 Financial Results and Reaffirms 2026 Guidance
Q1 2026 global MW under management surged from 440 MW to 1.1 GW, up over 500% year-over-year and 140% sequentially
Year to Date 2026 backlog reached $1.35 billion, up 108% year-over-year, of which 80%+ is recurring, high margin IPP revenue
Q1 2026 Revenue of $21.9 million, up 156% year-over-year
Q1 2026 GAAP Gross Profit of $4.8 million and Adjusted Gross Profit of $6.1 million (up 25% year-over-year)
Achieved fifth consecutive quarterly increase in balance sheet Cash to $117 million
Added 100 MW of Powered Land and Powered Shell projects for AI data center infrastructure, expected to yield over $65 million in annual, recurring EBITDA within the next 12-18 months
Announced Japan market entry with acquisition of 850 MW BESS IPP project portfolio of which 350 MW are advanced-stage projects expected to close in Q2 2026
“Own & Operate” portfolio now exceeding 1 GW, expected to generate over $180 million in annual, recurring run rate EBITDA, ahead of previous guidance
Reaffirming Full Year 2026 guidance with strong, double-digit growth across Revenue, Profitability and Cash Flow metrics at the midpoint

WESTLAKE VILLAGE, Calif., May 5th, 2026 – Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or “the Company”), a global leader in sustainable, grid-scale energy storage and AI compute infrastructure solutions, today announced financial results for the quarter ended March 31, 2026.
“Our first quarter 2026 results reflect a resounding validation of our shift to an energy infrastructure platform provider, more than doubling our MW capacity under management from last quarter to over 1 GW” said Robert Piconi, Chairman of the Board and Chief Executive Officer. “While these new project acquisitions will ensure long term, high-margin and recurring revenue streams as reflected in our strong contract backlog growth to over $1.3 billion — projects that are pre-funded through our existing Asset Vault platform where we also see strong near-term demand growth for our AI compute infrastructure solutions in storage, software and generation for powered land and powered shells for modular data centers. Our strong historical execution capabilities have earned us this right with customers, enabling interim revenue upside potential while our larger scale Own and Operate projects are being constructed and coming online in the coming 12, 24 and 36 months. With the move squarely now into the IPP and Digital Infrastructure company peer groups as reflected by our current contracted backlog, we believe this may result in a re-rating of our valuation and related upside to current trading.
Our strong year-over-year revenue and gross profit growth in the quarter reflects us reaping the benefits of our unique vertically integrated storage IPP and EPC model, enabling us to execute faster, cheaper and with the highest quality, safety and predictability versus our peers. We continue to exceed our customer expectations with our project execution capabilities while expanding our global footprint in attractive markets, recently adding MW load capacity in Australia, Japan and in particular the U.S. market given the strong AI compute infrastructure spending. We delivered our fifth consecutive quarterly increase in Cash while we continue to leverage the $300 million preferred equity announced from Asset Vault to support over $1 billion in project capex for our near to intermediate project funding needs for the MW under our management.
We are uniquely positioned at the intersection of two powerful global megatrends — grid scale energy storage and the rapid growth of AI compute power delivery. Power is the primary constraint on AI data center expansion, and Energy Vault is executing at a rapid pace to play a growing role in enabling this expansion.”
We are not only participating in the energy transition but also building the infrastructure backbone that enables it, with clear visibility toward scaling recurring EBITDA to over $180 million, ahead of prior guidance. Our focus remains on disciplined capital allocation, accelerating asset ownership, and delivering predictable, high-quality earnings growth over the long term.”
First Quarter 2026 Financial Highlights
•As of May 5, 2026, backlog of $1.35 billion, up 108% year over year with additions to the company’s Own & Operate portfolio in the U.S. and Australia
•Q1 2026 revenue of $21.9 million increased significantly from $8.5 million in the prior-year period, driven by higher energy storage product deliveries and initial contributions from owned and operated assets
•Q1 2026 GAAP gross profit of $4.8 million was relatively consistent with the prior-year period; GAAP gross margin of 21.9% reflects evolving revenue mix toward product deliveries and early-stage asset contributions (prior-year period GAAP Gross Margin of 57.1% driven by IP-related revenue)
•Q1 2026 adjusted gross profit of $6.1 million increased 25% versus the prior-year period; adjusted gross margin of 27.9% reflects the removal of Asset Vault operating project related depreciation and amortization (as those projects commenced operations in mid 2025)
•Q1 2026 GAAP Net Loss of $32.5 million compared to $21.1 million in the prior-year period, reflecting higher depreciation and interest expense, and non-recurring items related to extinguishment of debt
•Q1 2026 Adjusted EBITDA loss of ($13.6) million compared to a loss of $11.3 million in the prior-year period, reflecting additional development expenses and new personnel associated with the Own & Operate / AI power infrastructure strategy
•Q1 2026 Adjusted Net Loss of ($20.0) million compared to a loss of $11.8 million in the prior-year period reflecting higher depreciation and interest expense
•In February 2026, Energy Vault completed a $150 million 5.250% Senior Convertible Notes offering due 2031 (gross, upsized from $125 million), with a portion of the proceeds used to implement a capped call (for an implied conversion price of $8.12/share) and repayment of $45 million in existing higher-cost principal debt
•Completed sale and transfer of $12 million (net) investment tax credit (ITC) associated with the Cross Trails BESS; remaining two ITC transfers expected to be completed in coming months representing ~$40 million in net proceeds across all three in total
•Total cash and cash equivalents as of March 31, 2026, of $117 million, following the repayment of higher-cost debt, continued investments into the Asset Vault portfolio as well as new opportunities associated with the AI power infrastructure space.
Operating and Strategic Highlights
•Entered the Japanese market through the proposed acquisition of an 850 MW battery energy storage portfolio (of which 350 MW is advanced stage), establishing a strategic foothold in one of the world’s fastest-growing global energy storage markets; expected to close in Q2 2026
•Continued expansion of U.S. asset portfolio, including the acquisition of the 175 MW / 350 MWh McMurtre Battery Energy Storage System project in Texas, advancing Asset Vault platform scale
•Progressed development of AI power infrastructure platform through strategic partnerships, including deployment of modular data center infrastructure integrated with Energy Vault energy systems; land rights and interconnection agreement completed for the 75 MW Powered Land opportunity
•Total megawatts under control, in construction or in operation now exceeds 1 GW, continues to scale rapidly, supporting a growing base of long-term recurring revenue opportunities
•Maintained sustainability leadership, achieving the highest ESG score among energy storage companies for the second consecutive year and ranking in the 98th percentile

Business Outlook
Reaffirming full year 2026 guidance across all key metrics
•Estimating full year 2026 revenue of $225–$300 million (~30% year-over-year growth at midpoint)
•Expecting $75–$100 million of internal Asset Vault project builds, generating attractive cash margins and supporting long-term asset ownership
•Targeting full year 2026 gross margin of 15%–25%
•Targeting $150–$200 million in total cash at year-end 2026, supported by financing activities, project execution and capital discipline
Advancing “Own & Operate” strategy with global multi-asset class portfolio now exceeding 1 GW, expected to yield over $180 million in annual recurring EBITDA run rate ahead of previous guidance
Conference Call Information
Energy Vault will host a conference call today, May 5, 2026 at 4:30 PM ET to discuss these results and business outlook, followed by a Q&A session. A live webcast of the call can be accessed at https://investors.energyvault.com/events-and-presentations/events. Participants may access the call at 1-877-704-4453, international callers may use 1-201-389-0920 and request to join the Energy Vault earnings call. A telephonic replay of the call will be available shortly after the conclusion of the call and until Tuesday, May 19, 2026. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671 and enter access code 13759760. An archived replay of the call will also be available on the investors portion of the Energy Vault website at https://investors.energyvault.com/.
About Energy Vault
Energy Vault® is an integrated power infrastructure platform that builds, owns and operates flexible, reliable energy systems to accelerate time-to-power for utilities, independent power producers, industrial customers and the AI and data center market. At the core of its platform is a technology-agnostic, software-enabled architecture that is designed to accelerate project delivery, optimize performance and drive faster time-to-revenue. Energy Vault’s integrated solutions combine energy storage, generation, and advanced energy management to deliver scalable infrastructure tailored to customer needs. Its portfolio spans short-, long-, and multi-day duration storage, enabling reliability, flexibility and cost efficiency across applications. For utilities and grid operators, Energy Vault provides firm, flexible capacity enhances grid stability and helps to ensure reliable power delivery. For industrial and data center customers, the platform enables resilient, cost-efficient power supply to support critical operations. Through its Build, Own & Operate model, Energy Vault generates long-term, recurring revenues while delivering project execution excellence across development, delivery and operations. By combining innovation with disciplined execution, Energy Vault is redefining how power infrastructure is developed and deployed – delivering reliability, flexibility and scale in a rapidly evolving global energy market. Please visit www.energyvault.com for additional information.
Non-GAAP measures
Energy Vault has provided a reconciliation of net loss to each of adjusted EBITDA and adjusted net loss, with GAAP net loss being the most directly comparable GAAP measure to both measures, for the historical periods in this press release. Energy Vault has also provided a reconciliation of reported gross profit, S&M, R&D and G&A expenses to adjusted gross profit, S&M expenses, adjusted R&D expenses, and adjusted G&A expenses, respectively, and a reconciliation of reported operating expenses to adjusted operating expenses for the historical periods in this press release. A reconciliation of projected non-GAAP measures has not been provided because certain information necessary to calculate such measures on a GAAP basis is not available without unreasonable efforts or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.
Net bookings represent the sum of contracted bookings and contingent option bookings, net of cancellations, measured in total aggregate contract value and total MWh. Contracted bookings are from customer contracts signed during the period. Contingent option bookings are from projects where the Company holds an enforceable exclusive purchase right and intends to exercise that right, even if the option has not been exercised as of period end.
Developed pipeline represents uncontracted potential revenue from third-party projects where potential prospective customers have either awarded the Company a project or shortlisted the Company for consideration. It also includes potential tolling revenue from projects where the Company is in advanced negotiations to build, own, and operate energy storage systems. Developed pipeline is an internal management metric that we construct using information from our global sales team and is monitored by management to understand the potential anticipated growth of our Company and to estimate potential future revenue. Developed pipeline is influenced by the prevailing foreign exchange rates and equipment prices and may vary from period to period if these inputs change.
Backlog represents (i) contracted but unrecognized revenue from third party projects and services yet to be completed, (ii) unrecognized revenue or other income from IP licensing agreements, and (iii) unrecognized revenue from tolling arrangements for projects operated by Energy Vault or affiliates, in each case, that is associated with contracted bookings and contingent option bookings (as defined above). Backlog includes contracted backlog and contingent option backlog. Contracted backlog reflects unrecognized revenue associated with binding, fully executed agreements. Contingent option backlog reflects unrecognized revenue associated with projects where the Company holds an enforceable exclusive purchase right and intends to exercise that right, even if the option has not been exercised as of period end, and is contingent on the Company exercising the applicable purchase right and subsequent project execution. If the Company does not exercise an option, or if the underlying terms or assumptions change such that inclusion is no longer appropriate, the related contingent option backlog is removed or updated in the period of change.
Backlog includes any potential future variable payments from tolling and offtake arrangements that the Company believes are probable of being realized. Probable future variable payments are forecasted by an independent third-party firm using simulation software that factors in current and projected energy market dynamics, historical and forecasted volatility, and location specific data. The Company considers the low-end simulation results to be probable. Potential future IP royalties are not included in backlog. Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others.
Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “contemplate,” “continue,” “suggest,” “plan,” “potential,” “predict,” “believe,” “intend,” “project,” “forecast,” “estimate,” “target,” “project,” “projections,” “should,” “target,” “could,” “would,” “may,” “might,” “will” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, expected monetization of tax credits, expected financings, projected costs, prospects and plans; the uncertainly of our awards, bookings, backlog and developed pipeline equating to future revenue; the lack of assurance that non-binding letters of intent and other indications of interest can result in binding financings, orders or sales; the possibility of our products or services to be or alleged to be defective or experience other failures; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors, and industry; the impact of macroeconomic uncertainty, including with respect to uncertainty about the future relationship between the United States and other countries with respect to trade policies and tariffs; changes in tax laws and government regulations and the impact of those changes on us, including as a result of the One Big Beautiful Bill Act and its changes to the Internal Revenue Code of 1986, as amended and the clean-energy tax credits established under the Inflation Reduction Act of 2022; investment in development projects that may not achieve commercial operations in our predicted timeframe or at all; our efforts to diversify our supply chain to lessen the impact of tariffs; the ability of our suppliers to deliver necessary components or raw materials for construction of our energy storage systems in a timely manner; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012; our future capital requirements and sources and uses of cash; developments in U.S. and global trade policy; the international nature of our operations and the impact of war or other hostilities on our business and global markets; our ability to obtain funding for our operations and future growth; and our business, expansion plans and opportunities, including our expansion into owned and operated projects; our ability to successfully consummate our proposed acquisition in Japan; and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 18, 2026, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands except par value)

	March 31, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$55,243	$58,260
Restricted cash, current portion	13,505	4,717
Accounts receivable, net	4,941	25,938
Contract assets, net	18,073	20,631
Inventory	126	139
Advances to suppliers	3,819	6,318
Prepaid expenses and other current assets	8,081	5,067
Total current assets	103,788	121,070
Property and equipment, net	101,454	96,064
Intangible assets, net	7,057	8,277
Operating lease right-of-use assets, net	2,166	2,242
Investments, long-term portion	3,366	3,366
Restricted cash, long-term portion	48,379	40,466
Deferred income taxes, net	28,743	40,508
Other assets	3,084	883
Total Assets	$298,037	$312,876
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$9,083	$30,838
Accrued expenses	25,820	70,389
Debt, current portion	11,065	56,628
Contract liabilities	15,380	6,610
Other current liabilities	603	552
Total current liabilities	61,951	165,017
Long-term debt	160,611	37,970
Warrant liabilities	15,350	15,050
Deferred pension obligation	1,968	1,837
Other long-term liabilities	4,381	4,386
Total liabilities	244,261	224,260
Mezzanine Equity
Redeemable non-controlling interest	23,318	21,156
Stockholders’ Equity
Preferred stock, $0.0001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 500,000 shares authorized, 174,147 and 168,969 issued and outstanding at March 31, 2026 and December 31, 2025, respectively	17	17
Additional paid-in capital	551,026	555,873
Accumulated deficit	(519,918)	(487,433)
Accumulated other comprehensive loss	(636)	(966)
Non-controlling interest	(31)	(31)
Total stockholders’ equity	30,458	67,460
Total Liabilities, Mezzanine Equity, and Stockholders’ Equity	$298,037	$312,876

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands except per share data)

	Three Months Ended March 31,
	2026	2025
Revenue	$21,879	$8,534
Cost of revenue	17,091	3,658
Gross profit	4,788	4,876
Operating expenses:
Sales and marketing	2,910	4,145
Research and development	2,590	3,824
General and administrative	21,241	17,506
Provision for (benefit from) credit losses	25	(11)
Depreciation, amortization, and accretion (excluding amounts included in cost of revenue)	2,223	305
Total operating expenses	28,989	25,769
Loss from operations	(24,201)	(20,893)
Other income (expense):
Interest expense	(3,466)	(95)
Interest income	568	315
Change in fair value of financial instruments carried at fair value	(134)	—
Other expense, net	(5,251)	(118)
Loss before income taxes	(32,484)	(20,791)
Provision for income taxes	1	383
Net loss	(32,485)	(21,174)
Net loss attributable to non-controlling interest	—	(38)
Net loss attributable to Energy Vault Holdings, Inc.	$(32,485)	$(21,136)

Net loss per share attributable to common stockholders — basic and diluted	$(0.20)	$(0.14)
Weighted average shares outstanding — basic and diluted	171,867	153,723

Other comprehensive income (loss) — net of tax
Actuarial gain (loss) on pension	$(116)	$511
Foreign currency translation gain	446	20
Total other comprehensive income attributable to Energy Vault Holdings, Inc.	330	531
Total comprehensive loss attributable to Energy Vault Holdings, Inc.	$(32,155)	$(20,605)

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025
Cash Flows From Operating Activities
Net loss	$(32,485)	$(21,174)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and accretion	3,546	305
Non-cash debt and financing costs	802	74
Loss on debt extinguishment	5,191	—
Non-cash interest income	—	(178)
Stock-based compensation	7,053	9,276
Change in fair value of financial instruments carried at fair value	134	—
Provision for (benefit from) credit losses	25	(11)
Foreign exchange losses	61	133
Change in operating assets	21,036	2,615
Change in operating liabilities	(59,160)	6,230
Net cash used in operating activities	(53,797)	(2,730)
Cash Flows From Investing Activities
Purchase of property and equipment	(7,058)	(6,783)
Investment in note receivable	—	(530)
Investment tax credit proceeds	11,765	—
Net cash provided by (used in) investing activities	4,707	(7,313)
Cash Flows From Financing Activities
Proceeds from issuance of debt	150,000	26,826
Repayment of debt	(56,478)	—
Payment of debt issuance costs	(9,835)	(709)
Purchase of capped calls	(20,460)	—
Proceeds from insurance premium financings	—	1,473
Repayment of insurance premium financings	(343)	(545)
Short-swing profit recovery	—	24
Proceeds from exercise of stock options	34	—
Payment of finance lease obligations	(16)	(9)
Payment of taxes related to net settlement of equity awards	(1,749)	—
Net cash provided by financing activities	61,153	27,060
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,621	65
Net increase in cash, cash equivalents, and restricted cash	13,684	17,082
Cash, cash equivalents, and restricted cash – beginning of the period	103,443	30,073
Cash, cash equivalents, and restricted cash – end of the period	117,127	47,155
Less: Restricted cash at end of period	61,884	29,333
Cash and cash equivalents - end of period	$55,243	$17,822

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025
Supplemental Disclosures of Cash Flow Information:
Cash paid (refunded) for income taxes	$(8)	$—
Cash paid for interest	2,805	13
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Actuarial gain (loss) on pension	(116)	511
Property and equipment financed through accounts payable and accrued expenses	—	10,530
Assets acquired on finance lease	1	—

Non-GAAP Financial Measures
To complement our consolidated statements of operations and comprehensive loss, we use non-GAAP financial measures of adjusted gross profit, adjusted gross margin, adjusted S&M expenses, adjusted R&D expenses, adjusted G&A expenses, adjusted operating expenses, adjusted net loss, and adjusted EBITDA. Management believes that these non-GAAP financial measures complement our GAAP amounts and such measures are useful to securities analysts and investors to evaluate our ongoing results of operations when considered alongside our GAAP measures. The presentation of these non-GAAP measures is not meant to be considered in isolation or as an alternative to other measures of financial performance calculated in accordance with GAAP. These non-GAAP measures and their reconciliation to GAAP financial measures are shown below.
The following table provides a reconciliation from GAAP gross profit to non-GAAP adjusted gross profit (amounts in thousands, unaudited):

	Three Months Ended March 31,
	2026	2025
Revenue	$21,879	$8,534
Cost of revenue	17,091	3,658
Gross profit (GAAP)	4,788	4,876
Gross margin (GAAP)	21.9%	57.1%
Non-GAAP adjustment:
Add: depreciation and amortization	1,323	—
Adjusted gross profit (non-GAAP)	$6,111	$4,876
Adjusted gross margin (non-GAAP)	27.9%	57.1%
The following table provides a reconciliation from GAAP S&M expenses to non-GAAP adjusted S&M expenses (amounts in thousands, unaudited):

	Three Months Ended March 31,
	2026	2025
S&M expenses (GAAP)	$2,910	$4,145
Non-GAAP adjustment:
Less: stock-based compensation expense	688	1,045
Adjusted S&M expenses (non-GAAP)	$2,222	$3,100
The following table provides a reconciliation from GAAP R&D expenses to non-GAAP adjusted R&D expenses (amounts in thousands, unaudited):

	Three Months Ended March 31,
	2026	2025
R&D expenses (GAAP)	$2,590	$3,824
Non-GAAP adjustments:
Less: stock-based compensation expense	964	1,368
Adjusted R&D expenses (non-GAAP)	$1,626	$2,456
The following table provides a reconciliation from GAAP G&A expenses to non-GAAP adjusted G&A expenses (amounts in thousands, unaudited):

	Three Months Ended March 31,
	2026	2025
G&A expenses (GAAP)	$21,241	$17,506
Non-GAAP adjustments:
Less: stock-based compensation expense	5,401	6,863
Adjusted G&A expenses (non-GAAP)	$15,840	$10,643

The following table provides a reconciliation from GAAP operating expenses to non-GAAP operating expenses (amounts in thousands, unaudited):

	Three Months Ended March 31,
	2026	2025
Operating expenses (GAAP)	$28,989	$25,769
Non-GAAP adjustments:
Less: depreciation, amortization, and accretion (excluding amounts included in cost of revenue)	2,223	305
Less: stock-based compensation expense	7,053	9,276
Less: provision for (benefit from) credit losses	25	(11)
Adjusted operating expenses (non-GAAP)	$19,688	$16,199
The following table provides a reconciliation from net loss attributable to Energy Vault Holdings, Inc and net loss per share attributable to Energy Vault Holdings, Inc - basic and diluted, to non-GAAP adjusted net loss and non-GAAP adjusted net loss per share attributable to Energy Vault Holdings, Inc - basic and diluted (amounts in thousands except per share data, unaudited):

	Three Months Ended March 31,
	2026	2025
Net loss attributable to Energy Vault Holdings, Inc. (GAAP)	$(32,485)	$(21,136)
Non-GAAP adjustments:	—
Stock-based compensation expense	7,053	9,276
Provision for (benefit from) credit losses	25	(11)
Change in fair value of financial instruments carried at fair value	134	—
Loss on debt extinguishment	5,191	—
Net loss attributable to non-controlling interest	—	(38)
Foreign exchange losses	61	133
Adjusted net loss (non-GAAP)	$(20,021)	$(11,776)

Net loss per share attributable to common stockholders — basic and diluted (GAAP) (1)	$(0.20)	$(0.14)
Net loss per share attributable to common stockholders — basic and diluted (non-GAAP) (1)	$(0.12)	$(0.08)
Weighted average shares outstanding — basic and diluted	171,867	153,723
__________________
(1) In calculating the per share amounts for the three months ended March 31, 2026, net loss attributable to common stockholders has been adjusted for $1.1 million of accretion related to the redeemable noncontrolling interest.

The following table provides a reconciliation from net loss attributable to Energy Vault Holdings, Inc. to non-GAAP adjusted EBITDA, with net loss attributable to Energy Vault Holdings, Inc. being the most directly comparable GAAP measure (amounts in thousands, unaudited):

	Three Months Ended March 31,
	2026	2025
Net loss attributable to Energy Vault Holdings, Inc. (GAAP)	$(32,485)	$(21,136)
Non-GAAP adjustments:	—
Interest expense	3,466	95
Interest income	(568)	(315)
Provision for income taxes	1	383
Depreciation, amortization, and accretion	3,546	305
Stock-based compensation expense	7,053	9,276
Provision for (benefit from) credit losses	25	(11)
Change in fair value of financial instruments carried at fair value	134	—
Loss on debt extinguishment	5,191	—
Net loss attributable to non-controlling interest	—	(38)
Foreign exchange losses	61	133
Adjusted EBITDA (non-GAAP)	$(13,576)	$(11,308)
We present adjusted EBITDA, which is net loss excluding adjustments that are outlined in the quantitative reconciliation provided above, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The items excluded from adjusted EBITDA are excluded in order to better reflect our continuing operations.
Adjusted EBITDA is presented on a consolidated basis. Because our reconciliation starts with net loss attributable to Energy Vault Holdings, Inc., we add back net loss attributable to non-controlling interests to arrive at consolidated Adjusted EBITDA. Non-controlling interest allocations may be significantly impacted by the hypothetical liquidation at book value method to allocate Asset Vault’s income (loss) between the Company and the redeemable non-controlling interest.
In evaluating adjusted EBITDA, one should be aware that in the future we may incur expenses similar to the adjustments noted above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss, operating loss, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it does not reflect our cash expenditures, future requirements for capital expenditures, or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•it does not reflect stock-based compensation, which is an ongoing expense;
•although depreciation, amortization, and accretion are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;
•it is not adjusted for all non-cash income or expense items that are reflected in our condensed consolidated statements of cash flows;
•it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;
•it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
•other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to use to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA only supplementally.

Contacts

Investors:
energyvaultIR@icrinc.com

Media:
media@energyvault.com